Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, and 333-256179) on Form S-8 and (Nos. 333-207141, 333-226729, 333-233913, and 333-239498) on Form S-3 of our reports dated February 24, 2023, with respect to the consolidated financial statements and financial statement schedule II of Overstock.com, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Salt Lake City, Utah
February 24, 2023